PLAN OF DISTRIBUTION

of

AMERICAN FUNDS GLOBAL BALANCED FUND

relating to its

CLASS T SHARES

WHEREAS, American Funds Global Balanced Fund (the “Fund”) is a Delaware statutory trust that offers various classes of shares of beneficial interest;

WHEREAS, American Funds Distributors, Inc. (“AFD”) or any successor entity designated by the Fund (AFD and any such successor collectively are referred to as “Distributor”) will serve as distributor of the shares of beneficial interest of the Fund, and the Fund and Distributor are parties to a principal underwriting agreement (the “Agreement”);

WHEREAS, the purpose of this Plan of Distribution (the “Plan”) is to authorize the Fund to bear expenses of distribution and servicing of its Class T shares; and

WHEREAS, the Board of Trustees of the Fund has determined that there is a reasonable likelihood that this Plan will benefit the Fund and its shareholders;

NOW, THEREFORE, the Fund adopts this Plan as follows:

1.       Payments to Distributor. The Fund may expend pursuant to this Plan and as set forth below an aggregate amount not to exceed 0.50% per annum of the average daily net assets of the Fund’s Class T shares.

The categories of expenses permitted under this Plan include service fees (“Service Fees”) and distribution fees (“Distribution Fees”), each in an amount not to exceed 0.25% per annum of the average daily net assets of the Fund’s Class T shares. Expenditures characterized as Distribution Fees may, nonetheless, be used to provide shareholder services. The actual amounts paid shall be determined by the Board of Trustees. The Service Fee compensates the Distributor for service-related expenses, including paying Service Fees to others in respect of Class T shares of the Fund. The Distribution Fee compensates the Distributor for providing distribution services in respect of Class T shares of the Fund. Notwithstanding the foregoing, the Distributor will receive such fees only with respect to accounts to which a broker-dealer (or other intermediary) other than the Distributor has been assigned at anytime during the payment period.

2.       Approval by the Board. This Plan shall not take effect until it has been approved, together with any related agreement, by votes of the majority of both (i) the Board of Trustees of the Fund and (ii) those Trustees of the Fund who are not “interested persons” of the Fund (as defined in the Investment Company Act of 1940) and have no direct or indirect financial interest in the operation of this Plan or any agreement related to it (the “Independent Trustees”), cast in person at a meeting called for the purpose of voting on this Plan and/or such agreement.

3.       Review of Expenditures. At least quarterly, the Board of Trustees shall be provided by any person authorized to direct the disposition of monies paid or payable by the Fund pursuant to this Plan or any related agreement, and the Board shall review, a written report of the amounts expended pursuant to this Plan and the purposes for which such expenditures were made.

4.       Effective Date and Termination of Plan. This Plan shall become effective on April 7, 2017 and may be terminated as to the Fund’s Class T shares at any time by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding Class T shares of the Fund. Unless sooner terminated in accordance with this provision, this Plan shall continue in effect until April 30, 2017. It may thereafter be continued from year to year in the manner provided for in paragraph 2 hereof.

5.       Requirements of Agreement. Any agreement related to this Plan shall be in writing, and shall provide:

a.	that such agreement may be terminated as to the Fund at any time, without payment of any penalty by the vote of a majority of the Independent Trustees or by a vote of a majority of the outstanding Class T shares of the Fund, on not more than sixty (60) days’ written notice to any other party to the agreement; and

b.	that such agreement shall terminate automatically in the event of its assignment.

6.       Amendment. This Plan may not be amended to increase materially the maximum amount of fees or other distribution expenses provided for in paragraph 1 hereof with respect to the Class T shares of the Fund unless such amendment is approved by vote of a majority of the outstanding voting securities of the Class T shares of the Fund and as provided in paragraph 2 hereof, and no other material amendment to this Plan shall be made unless approved in the manner provided for in paragraph 2 hereof.

7.       Nomination of Trustees. While this Plan is in effect, the selection and nomination of Independent Trustees shall be committed to the discretion of the Independent Trustees of the Fund.

8.       Issuance of Series of Shares. If the Fund shall at any time issue shares in more than one series, this Plan may be adopted, amended, continued or renewed with respect to a series as provided herein, notwithstanding that such adoption, amendment, continuance or renewal has not been effected with respect to any one or more other series of the Fund.

9.       Record Retention. The Fund shall preserve copies of this Plan and any related agreement and all reports made pursuant to paragraph 3 hereof for not less than six (6) years from the date of this Plan, or such agreement or reports, as the case may be, the first two (2) years of which such records shall be stored in an easily accessible place.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Fund has caused this Plan to be executed by its officers thereunto duly authorized, as of March 17, 2017.

AMERICAN FUNDS GLOBAL BALANCED FUND

By /s/ Eric S. Richter

Eric S. Richter

Vice Chairman, President and

Principal Executive Officer

By /s/ Laurie D. Neat

Laurie D. Neat

Secretary

PLAN OF DISTRIBUTION

of

AMERICAN FUNDS GLOBAL BALANCED FUND

relating to its

CLASS 529-T SHARES

WHEREAS, American Funds Global Balanced Fund (the “Fund”) is a Delaware statutory trust that offers various classes of shares of beneficial interest;

WHEREAS, American Funds Distributors, Inc. (“AFD”) or any successor entity designated by the Fund (AFD and any such successor collectively are referred to as “Distributor”) will serve as distributor of the shares of beneficial interest of the Fund, and the Fund and Distributor are parties to a principal underwriting agreement (the “Agreement”);

WHEREAS, the purpose of this Plan of Distribution (the “Plan”) is to authorize the Fund to bear expenses of distribution and servicing of its Class 529-T shares; and

WHEREAS, the Board of Trustees of the Fund has determined that there is a reasonable likelihood that this Plan will benefit the Fund and its shareholders;

NOW, THEREFORE, the Fund adopts this Plan as follows:

1.       Payments to Distributor. The Fund may expend pursuant to this Plan and as set forth below an aggregate amount not to exceed 0.50% per annum of the average daily net assets of the Fund’s Class 529-T shares.

The categories of expenses permitted under this Plan include service fees (“Service Fees”) and distribution fees (“Distribution Fees”), each in an amount not to exceed 0.25% per annum of the average daily net assets of the Fund’s Class 529-T shares. Expenditures characterized as Distribution Fees may, nonetheless, be used to provide shareholder services. The actual amounts paid shall be determined by the Board of Trustees. The Service Fee compensates the Distributor for service-related expenses, including paying Service Fees to others in respect of Class 529-T shares of the Fund. The Distribution Fee compensates the Distributor for providing distribution services in respect of Class 529-T shares of the Fund. Notwithstanding the foregoing, the Distributor will receive such fees only with respect to accounts to which a broker-dealer (or other intermediary) other than the Distributor has been assigned at anytime during the payment period.

2.       Approval by the Board. This Plan shall not take effect until it has been approved, together with any related agreement, by votes of the majority of both (i) the Board of Trustees of the Fund and (ii) those Trustees of the Fund who are not “interested persons” of the Fund (as defined in the Investment Company Act of 1940) and have no direct or indirect financial interest in the operation of this Plan or any agreement related to it (the “Independent Trustees”), cast in person at a meeting called for the purpose of voting on this Plan and/or such agreement.

3.       Review of Expenditures. At least quarterly, the Board of Trustees shall be provided by any person authorized to direct the disposition of monies paid or payable by the Fund pursuant to this Plan or any related agreement, and the Board shall review, a written report of the amounts expended pursuant to this Plan and the purposes for which such expenditures were made.

4.       Effective Date and Termination of Plan. This Plan shall become effective on April 7, 2017 and may be terminated as to the Fund’s Class 529-T shares at any time by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding Class 529-T shares of the Fund. Unless sooner terminated in accordance with this provision, this Plan shall continue in effect until April 30, 2017. It may thereafter be continued from year to year in the manner provided for in paragraph 2 hereof.

5.       Requirements of Agreement. Any agreement related to this Plan shall be in writing, and shall provide:

a.	that such agreement may be terminated as to the Fund at any time, without payment of any penalty by the vote of a majority of the Independent Trustees or by a vote of a majority of the outstanding Class 529-T shares of the Fund, on not more than sixty (60) days’ written notice to any other party to the agreement; and

b.	that such agreement shall terminate automatically in the event of its assignment.

6.       Amendment. This Plan may not be amended to increase materially the maximum amount of fees or other distribution expenses provided for in paragraph 1 hereof with respect to the Class 529-T shares of the Fund unless such amendment is approved by vote of a majority of the outstanding voting securities of the Class 529-T shares of the Fund and as provided in paragraph 2 hereof, and no other material amendment to this Plan shall be made unless approved in the manner provided for in paragraph 2 hereof.

7.       Nomination of Trustees. While this Plan is in effect, the selection and nomination of Independent Trustees shall be committed to the discretion of the Independent Trustees of the Fund.

8.       Issuance of Series of Shares. If the Fund shall at any time issue shares in more than one series, this Plan may be adopted, amended, continued or renewed with respect to a series as provided herein, notwithstanding that such adoption, amendment, continuance or renewal has not been effected with respect to any one or more other series of the Fund.

9.       Record Retention. The Fund shall preserve copies of this Plan and any related agreement and all reports made pursuant to paragraph 3 hereof for not less than six (6) years from the date of this Plan, or such agreement or reports, as the case may be, the first two (2) years of which such records shall be stored in an easily accessible place.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Fund has caused this Plan to be executed by its officers thereunto duly authorized, as of March 17, 2017.

AMERICAN FUNDS GLOBAL BALANCED FUND

By /s/ Eric S. Richter

Eric S. Richter

Vice Chairman, President and

Principal Executive Officer

By /s/ Laurie D. Neat

Laurie D. Neat

Secretary